11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7 Phone: 604. 714. 3600 Fax: 604. 714. 3669 Web: manningelliott.com

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated August 25, 2005 included in the Registration Statement on Form SB-2 Amendment No. 2 and related Prospectus of VisualMed Clinical Solutions Corporation for the registration of shares of its common stock.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 24, 2006